UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Amarin Corporation plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Internal Communication

Subject: A Message from Karim Mikhail: Recent Shareholder Engagement

Dear Colleagues,

I know you have seen headlines in the news regarding our engagement with Sarissa, and I wanted to provide an update.

As you may know, Sarissa has called for a General Meeting of Shareholders to vote on matters related to our Board of Directors—to remove our Board Chair, Per Wold-Olsen, and appoint seven of their selected candidates to the Board, as additional members. We stand firmly behind our Board and believe Sarissa’s proposals are not in the best interest of our shareholders. As we continue Amarin’s journey, our Board should evolve alongside the business, and it has. Our new directors bring critical skillsets necessary to oversee execution of our transformation plan. Contrary to what Sarissa might say, your steadfast focus and dedication are catalyzing tremendous progress.

A near term milestone will be filing our definitive proxy statement with the SEC and mailing it to all Amarin shareholders, including those of you who are shareholders. That document will include the date of the General Meeting and instructions on how shareholders can vote their shares ahead of the General Meeting.

Over the next several weeks, as the General Meeting approaches, you will also see a number of public communications from both Amarin and Sarissa, and you are likely to notice increased media coverage regarding Amarin. While this is happening, the most important thing you can do is to stay focused on our business and your day-to-day work. We have an expert team of advisors helping us, and I will continue to keep you updated as we move through this process.

I want to take this opportunity to reiterate the confidence our Board has in the Amarin team. When I started as CEO 18 months ago, I was energized by the opportunity to transform the business. We have an important mission, an incredible product and a great team behind us to make this transformation a reality. We have more work to do, and substantial challenges to overcome, but I am confident that this team is up to the task.

Thank you for your continued efforts for Amarin, and your continued focus and commitment to achieving our 2023 priorities.

Regards,

Karim Mikhail

President & Chief Executive Officer

Consistent with company policy, if you receive any inquiries from members of the media, analysts, or investors, please direct them to Mark Marmur.

Forward-Looking Statements

This communication contains forward-looking statements which are made pursuant to U.S. federal securities law, including beliefs about Amarin’s key achievements in 2022 and the potential impact and outlook for achievements in 2023 and beyond; Amarin’s 2023 financial outlook and cash position;

strategies to ensure profit maximization; Amarin’s strategic direction and actions management has taken to stabilize our U.S. business and position Amarin for growth and value creation; the runway for growth as Amarin’s strategic focus shifts toward expanding the business in Europe and other international markets; potential for positive pricing and successful reimbursement decisions in Europe; objectives of Amarin’s cost reduction program and other cash preservation initiatives, and diversification; Amarin’s commitment to identifying and rigorously evaluating new highly qualified, independent candidates for Amarin’s Board of Directors, including full, comprehensive evaluation of Sarissa Capital Management LP’s proposed nominees; and the overall potential and future success of VASCEPA (marketed as VAZKEPA in Europe) and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the full year ended 2021, and Amarin’s quarterly reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, and its other filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Additional Information

Amarin, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the matters to be considered at any special meeting called at the request of Sarissa. In response to Sarissa’s requisition notice dated January 10, 2023, the Company intends to file a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from shareholders. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WOULD CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock and other securities is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.amarincorp.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Additional information about Amarin’s directors and executive officers and their interests is set forth in Amarin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 1, 2022, and amended on May 2, 2022, as well as Amarin’s proxy statement for its 2022 Annual General Meeting of Shareholders, which was filed with the SEC on May 24, 2022, and in the Company’s other SEC filings, which can be found through the Company’s website (www.amarincorp.com) in the section “Investors” or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, would be set forth in the proxy statement and other materials filed with the SEC in connection with any special meeting convened at the request of Sarissa. Shareholders would be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.amarincorp.com.